                                                                   Exhibit 20.3
--------------------------------------------------------------------------------
                       CHASE MANHATTAN AUTO OWNER TRUST
                                 SERIES 1996-C
                        STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------

         PERIOD 29                                                    PAGE # 1
  DETERMINATION: 10-May-99                                    Beginning 4/1/99
   DISTRIBUTION: 17-May-99                                      Ending 4/30/99
        TIME: 6/8/99 17:19

                CLASS A-1 5.489% MONEY MARKET ASSET BACKED NOTES
                CLASS A-2 5.750% ASSET BACKED NOTES
                CLASS A-3 5.950% ASSET BACKED NOTES
                CLASS A-4 6.150% ASSET BACKED NOTES
                CLASS B-1 6.250% ASSET BACKED CERTIFICATES

                   ORIG PRINCIPAL        BEG PRINCIPAL       PRINCIPAL       INTEREST            TOTAL            END PRINCIPAL
    CLASS             BALANCE               BALANCE         DISTRIBUTION    DISTRIBUTION      DISTRIBUTION            BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
  A-1 Notes       $225,000,000.00                $0.00             $0.00           $0.00             $0.00                $0.00

  A-2 Notes       $239,000,000.00                $0.00             $0.00           $0.00             $0.00                $0.00

  A-3 Notes       $324,000,000.00      $126,316,957.29    $18,334,531.15     $626,321.58    $18,960,852.73      $107,982,426.14

  A-4 Notes       $178,000,000.00      $178,000,000.00             $0.00     $912,250.00       $912,250.00      $178,000,000.00
-----------------------------------------------------------------------------------------------------------------------------------
NOTES TOTALS      $966,000,000.00      $304,316,957.29    $18,334,531.15   $1,538,571.58    $19,873,102.73      $285,982,426.14
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
   B-1             $30,938,845.63       $16,968,593.50       $586,553.63      $88,378.09       $674,931.72       $16,382,039.87
-----------------------------------------------------------------------------------------------------------------------------------
  TOTALS          $996,938,845.63      $321,285,550.79    $18,921,084.78   $1,626,949.67    $20,548,034.45      $302,364,466.01
-----------------------------------------------------------------------------------------------------------------------------------

                          FACTOR INFORMATION PER $1,000

                               PRINCIPAL        INTEREST          END PRINCIPAL
    CLASS                    DISTRIBUTION     DISTRIBUTION           BALANCE
--------------------------------------------------------------------------------
      A-1                     0.00000000       0.00000000             0.00000000
               -----------------------------------------------------------------
      A-2                     0.00000000       0.00000000             0.00000000
               -----------------------------------------------------------------
      A-3                    56.58805910       1.93309130           333.27909302
               -----------------------------------------------------------------
      A-4                     0.00000000       5.12500000         1,000.00000000
--------------------------------------------------------------------------------
Notes Totals                 18.97984591       1.59272420           296.04806019
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
      B-1                    18.95848465       2.85654129           529.49745010
--------------------------------------------------------------------------------
Certificate Totals           18.95848465       2.85654129           529.49745010
--------------------------------------------------------------------------------
     TOTALS                  18.97918299       1.63194531           303.29289237
--------------------------------------------------------------------------------

                     IF THERE ARE ANY QUESTIONS OR COMMENTS,
                 PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW

--------------------------------------------------------------------------------
                        KIM COSTA
                        THE CHASE MANHATTAN BANK - ASPG
                        450 WEST 33RD STREET, 15TH FLOOR
                        NEW YORK, NEW YORK 10001
                        (212) 946-3247

(C) COPYRIGHT 1998, CHASE MANHATTAN BANK
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                        CHASE MANHATTAN AUTO OWNER TRUST
                                  SERIES 1996-C
                         STATEMENT TO CERTIFICATEHOLDERS
-------------------------------------------------------------------------------

         PERIOD 29                                PAGE  # 2
 DETERMINATION: 10-May-99                    Beginning 4/1/99
  DISTRIBUTION: 17-May-99                       Ending 4/30/99
          TIME: 6/8/99 17:19

                                                                                              per $1000
                                                                                              ---------
Section 5.8 (iii)  Service                                                 $267,737.96        .26856006

Section 5.8 (iv)   Administration Fee                                        $1,000.00        .00100307

Section 5.8 (vi)   Pool Balance at the end  of the Collection Period   $302,364,466.01

Section 5.8 (vii)  Repurchase Amounts for Repurchased Receivable

                        By Seller                                                $0.00
                        By Servicer                                         $73,019.91
                        TOTAL                                               $73,019.91

Section 5.8 (viii) Realized Net Losses for Collection Period               $374,887.77

Section 5.8 (ix)   Reserve Account Balance after Disbursement            $9,070,933.98

Section 5.8 (x)    Specified Reserve Account Balance                     $9,070,933.98

Section 5.8 (xi)   Total Distribution Amount                            $21,099,290.58

                        Servicing Fee                                      $267,737.96
                        Administrative Fee                                   $1,000.00
                        Noteholders' Distribution Amount                $19,873,102.73
                        Certificateholders' Distribution Amount            $674,931.72
                        Deposit to Reserve Account                         $282,518.17

Section 5.8 (xii) Noteholders' Distributable Amount


 ----------------------------------------------------------------------------------------------------------------------------------
     Class       Principal           Interest          Total     Prin (per $1000/orig)  Int (per $1000/orig) Total (per $1000/orig)
 ----------------------------------------------------------------------------------------------------------------------------------
      A-1              $0.00             $0.00            $0.00           0.00000000         0.00000000               0.00000000
      A-2              $0.00             $0.00            $0.00           0.00000000         0.00000000               0.00000000
      A-3     $18,334,531.15       $626,321.58   $18,960,852.73          56.58805910         1.93309130              58.52115040
      A-4              $0.00       $912,250.00      $912,250.00           0.00000000         5.12500000               5.12500000
 ----------------------------------------------------------------------------------------------------------------------------------
     Total    $18,334,531.15     $1,538,571.58   $19,873,102.73          18.97984591         1.59272420              20.57257011
 ----------------------------------------------------------------------------------------------------------------------------------


Section 5.8 (xiii)             Certificateholders' Distributable Amount

 ----------------------------------------------------------------------------------------------------------------------------------
       Class     Principal           Interest         Total       Prin (per $1000/orig)  Int (per $1000/orig) Total (per $1000/orig)
 ----------------------------------------------------------------------------------------------------------------------------------
    B-1         $586,553.63        $88,378.09      $674,931.72           18.95848465        2.85654129               21.81502594
 ----------------------------------------------------------------------------------------------------------------------------------
 ----------------------------------------------------------------------------------------------------------------------------------
   Total        $586,553.63        $88,378.09      $674,931.72           18.95848465        2.85654129               21.81502594
 ----------------------------------------------------------------------------------------------------------------------------------


Section 5.8 (xiv)  Reserve Account Transfer Amount                 $282,518.17



(C) COPYRIGHT 1998, CHASE MANHATTAN BANK
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